UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2005, Adelphia Communications Corporation (the “Company”) formally amended the certificates of designations relating to its 7.5% Series E Mandatory Convertible Preferred Stock and its 7.5% Series F Mandatory Convertible Preferred Stock (the “Certificates of Designations”) to reflect the postponement, by the United States Bankruptcy Court for the Southern District of New York, of the conversion of the Series E Preferred Stock and Series F Preferred Stock into shares of the Company’s Class A Common Stock, par value $0.01 per share, to the extent that such conversions were not already stayed by the Company’s bankruptcy filing.

Pursuant to the terms of the Certificates of Designations, all shares of Series E Preferred Stock and Series F Preferred Stock were to automatically convert, on June 8, 2005, into that number of shares of Class A Common Stock determined based on a conversion ratio described in the Certificates of Designations.  The amendments to the Certificates of Designations replace the words “June 8, 2005” with the words “the earlier of September 30, 2005 or 45 days before the date on which a confirmation hearing is scheduled to occur in the United States Bankruptcy Court for the Southern District of New York relating to the Corporation’s plan of reorganization” in the provision relating to the automatic conversion.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1                                          Certificate of Amendment of Certificate of Designations, Preferences, and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 7.5% Series E Mandatory Convertible Preferred Stock of Adelphia Communications Corporation, filed on June 28, 2005.

Exhibit 3.2                                          Certificate of Amendment of Certificate of Designations, Preferences, and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 7.5% Series F Mandatory Convertible Preferred Stock of Adelphia Communications Corporation, filed on June 28, 2005.

Cautionary Statement Regarding Forward-Looking Statements

                This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, sale of Century/ML Cable Venture (“Century/ML”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is approved and consummated, whether the proposed settlements with the Securities and Exchange Commission and the United States Attorney’s Office for the Southern District of New York and any other agreements needed to effect those settlements are consummated, whether the proposed sale of Century/ML to San Juan Cable, LLC is approved and consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2005	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1

Certificate of Amendment of Certificate of Designations, Preferences, and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 7.5% Series E Mandatory Convertible Preferred Stock of Adelphia Communications Corporation, filed on June 28, 2005.

3.2

Certificate of Amendment of Certificate of Designations, Preferences, and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 7.5% Series F Mandatory Convertible Preferred Stock of Adelphia Communications Corporation, filed on June 28, 2005.